《独家咨询和服务协议》之补充协议

Supplemental Agreement of

Exclusive Consultation and Services Agreement

甲方：深圳市合利众企业咨询有限公司

Party A, Shenzhen Helizhong Enterprise Consulting Co., Ltd.

统一信用代码：91440300MA5FAN293H

Unified Social Credit Code: 91440300MA5FAN293H

地址：深圳市罗湖区东门街道东门社区深南东路辅道2002号南塘商业广场C区2317

Address: Room 2317, C Zone, Nantang Commercial Plaza, #2002 Shennan East Road, Dongmen Community, Dongmen Street, Luohu District, Shenzhen, China.

乙方：深圳合众财富金融投资管理有限公司

Party B, Shenzhen HeZhong Fortune Finance and Investment Management Co., Ltd.

统一社会信用代码：91440300349884996Y

Unified Social Credit Code: 91440300349884996Y

地址：深圳市前海深港合作区前湾一路1号A栋201室

Address: Room 201, A block, #1 1st Qian Wan Road, Qianhai Shenzhen and Hong Kong Cooperation District, Shen Zhen, China.

鉴于：

Whereas:

1. 甲方与乙方于2018年9月25日签订了《独家咨询和服务协议》（下称“该咨询协议”），其中约定甲方向乙方提供资金、人力、技术、知识产权等方面的管理咨询和服务。

Party A and Party B executed the Exclusive Consultation and Services Agreement, or the **Consultation Agreement**, on September 25, 2018. Under the

Consultation Agreement, Party A shall provide consultation and services to Party B relating to finance, human resources, technology and intellectual properties.

2. 根据2019年6月18日生效的关于公司增资事宜之《股东会决议》及《章程修正案》，公司增资后股东温兆斌及广东金迅源汽车租赁有限公司合计持有乙方之股权比例99.55%。

Pursuant to the Resolution of Shareholders and the Amendments to the Article of Party B with respect to the increase of registered capital effective on June 18, 2019, after the increase of registered capital, total 99.55% of the equity interest in Party B is held by its shareholders, Zhaobin Wen, and the other shareholder, Guangdong Jinxunyuan Auto Leasing Co., Ltd..

据此，甲、乙双方同意修改该咨询协议之《附件：咨询与服务之约定》第1条第（1）款——基本年费如下：

Accordingly, Party A and Party B agree to modify the Item (1) of Article 1, Annual Fee, in Appendix Provisions on the Consultation and Service Fees, as the follows.

一、乙方应每年向甲方支付相当于乙方根据美国一般公认会计准则确定的税后净利润的 99.55%（百分之九十九点五五）作为本协议项下咨询与服务的基本年费。

Party B should pay to Party A an annual fee equal to 99.55% of the after tax net profit of Party B determined in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) , or the Annual Fee, as the consultation and service fees.

二、本补充协议与该咨询协议具有同等的法律效力，本补充协议约定内容与该咨询协议约定不一致的，以本补充协议之约定为准。

The Supplemental Agreement has the same legal effect as the Consultation Agreement. If the contents under the Supplemental Agreement are inconsistent with the contents under the Consultation Agreement, the Supplemental Agreement shall prevail.

三、本补充协议以中英文书就，一式贰份，甲、乙双方各执壹份，每份均具有同等法律效力；中英文版本之内容或理解如有冲突，应以中文版为准。

The Supplemental Agreement is written in Chinese and English in duplicate. Party A and Party B shall hold one copy with the same legal effect respectively. In case there is any conflict regarding contents or understanding between the Chinese version and the English version, the Chinese version shall prevail.

四、本补充协议自各方于2019年6月18日签署盖章之日起生效。

The Supplemental Agreement shall become effective as of June 18, 2019 when all the Parties have duly executed the Supplemental Agreement.

甲方：深圳市合利众企业咨询有限公司（盖章）：

Party A: Shenzhen Helizhong Enterprise Consulting Co., Ltd.

法定代表人：温兆斌

温兆斌

By: ______________________________

Zhaobin Wen, Legal Representative

乙方：深圳合众财富金融投资管理有限公司（盖章）：

Party B: Shenzhen HeZhong Fortune Finance and Investment Management Co., Ltd.

法定代表人：温兆斌

温兆斌

By: ______________________________

Zhaobin Wen, Legal Representative